Exhibit 10.1

SECOND AMENDMENT TO THE
HOLLY CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the Holly Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is effective January 1, 2011, subject to approval by the Company’s stockholders (the “Effective Date”), and is made by Holly Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its subsidiaries;

WHEREAS, the overall and per person share limitations set forth in the Plan have not been previously updated to reflect the Company’s stock splits that occurred in August 2004 and June 2006 (which resulted in the automatic adjustment of such share limitations in accordance with Section 10(c) thereof); provided that, for the avoidance of doubt, the number of shares of the Company’s common stock available under the Plan on and after the Effective Date of this Second Amendment pursuant to the overall and per person share limitations shall be 6,000,000 shares and 600,000 shares, respectively, as set forth in greater detail below, which, in each case, is the same as the number of shares available under the Plan immediately prior to the Effective Date;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, including to extend the duration of the Plan with the approval of the Company’s stockholders not later than the annual meeting next following such Board action; and

WHEREAS, the Company’s compensation committee recommended to the Board, and the Board has determined that it is desirable, to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s upcoming annual meeting to be held on May 12, 2011.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, as set forth below.

1. Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 6,000,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

2. Section 5 of the Plan is hereby deleted and replaced in its entirety with the following:

5. Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 600,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 600,000 Shares as of the date of grant of the Award.

3. The last sentence of Section 6(a)(iii) of the Plan is hereby deleted in its entirety and replaced with the following new sentence:

No Incentive Stock Option may be granted after December 31, 2020.

4. Section 10(m) of the Plan is hereby deleted and replaced in its entirety with the following:

(m) Plan Effective Date, Stockholder Approval and Plan Duration.  The Plan has been adopted by the Board and approved by stockholders originally effective as of January 1, 2001. The Plan was most recently amended and restated as of May 24, 2007, and was subsequently amended on December 31, 2008, effective January 1, 2005, pursuant to the First Amendment to the Holly Corporation Long-Term Incentive Compensation Plan. No Award shall be granted under the Plan after December 31, 2020.

5. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date.

HOLLY CORPORATION

/s/ David L. Lamp
By: David L. Lamp
Title: President
Date: May 18, 2011

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